                                     SCHEDULE 14a
                                    (RULE 14a-101)
                       INFORMATION REQUIRED IN PROXY STATEMENT
                               SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                           SECURITIES EXCHANGE ACT OF 1934

     Filed by the registrant  /X/

     Filed by a party other than the registrant  / /

     Check the appropriate box:             / /  Confidential, for Use of the
     / /  Preliminary Proxy Statement            Commission Only (as permitted
     /X/  Definitive Proxy Statement             by Rule 14a-6(e)(2))
     / /  Definitive Additional Materials
     / / Soliciting Material Pursuant to / / Rule 240.14a-11(c) or / / Rule 240.14a-12

                                    Sheldahl, Inc.
_______________________________________________________________________________

               (Name of Registrant as Specified in Its Charter)


_______________________________________________________________________________

       (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     /X/  No fee required
     / / $125 per Exchange Act Rule o-11(c)(1)(ii), 14a-6(i)(1) or Item 22(a)(2) of Schedule 14A
     / /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
          0-11.

          (1)  Title of each class of securities to which transaction applies:
          (2)  Aggregate number of securities to which transactions applies:
          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
          (4)  Proposed maximum aggregate value of transaction:
          (5)  Total fee paid:

     / /  Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1)  Amount Previously Paid:
          (2)  Form, Schedule or Registration Statement No.:
          (3)  Filing Party:
          (4)  Date Filed:

                                [SHELDAHL, INC. LOGO]

                       NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                   JANUARY 14, 1998

     Notice is hereby given that the Annual Meeting of Shareholders of Sheldahl, Inc. will be held at the Radisson Plaza Hotel, 35 South Seventh Street, Minneapolis, Minnesota, on Wednesday, January 14, 1998 at 3:00 p.m., Central Standard Time, for the following purposes:

     1. To approve a proposal to amend the Company's Bylaws to reduce the number of directors to seven.

     2. To elect seven directors to hold office until the next Annual Meeting of Shareholders or until their successors are elected.

     3.   To ratify and approve the Sheldahl, Inc. Employee Stock Purchase Plan.

     4.   To ratify and approve amendments to the Sheldahl, Inc. 1994 Stock
          Plan.

     5. To ratify and approve the selection of independent public accountants for the Company for the current fiscal year.

     6. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     The Board of Directors has fixed the close of business on November 19, 1997 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

                         By Order of the Board of Directors


                         Gerald E. Magnuson, SECRETARY
Northfield, Minnesota
December 5, 1997

TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON. SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE. THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY.

                                [SHELDAHL, INC. LOGO]




                                   PROXY STATEMENT

     This Proxy Statement is furnished to the shareholders of Sheldahl, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Shareholders to be held on January 14, 1998 or any adjournment or adjournments thereof. The cost of this solicitation will be borne by the Company. In addition to solicitation by mail, officers, directors and employees of the Company may solicit proxies by telephone, telegraph or in person. The Company may also request banks and brokers to solicit their customers who have a beneficial interest in the Company's Common Stock registered in the names of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses.

     Any proxy may be revoked at any time before it is voted by receipt of a proxy properly signed and dated subsequent to an earlier proxy, or by revocation of a written proxy by request in person at the Annual Meeting; if not so revoked, the shares represented by such proxy will be voted. The Company's principal offices are located at 1150 Sheldahl Road, Northfield, Minnesota 55057, and its telephone number is (507) 663-8000. The mailing of this proxy statement to shareholders of the Company commenced on or about December 5, 1997.

     The total number of shares outstanding and entitled to vote at the meeting as of November 19, 1997 consisted of 9,045,480 shares of $0.25 par value Common Stock. Each share of Common Stock is entitled to one vote. Shareholders have cumulative voting rights in connection with the election of directors by giving written notice of intent to cumulate votes to any officer of the Company before the meeting or to the presiding officer at the meeting. A shareholder may cumulate votes for the election of directors by multiplying the number of votes to which the shareholder may be entitled by seven (the number of directors to be elected) and casting all such votes for one nominee or distributing them among any two or more nominees. Only shareholders of record at the close of business on November 19, 1997 will be entitled to vote at the meeting. The presence in person or by proxy of the holders of a majority of the shares entitled to vote at the Annual Meeting of Shareholders constitutes a quorum for the transaction of business.

     Under Minnesota law, each item of business properly presented at a meeting of shareholders generally must be approved by the affirmative vote of the holders of a majority of the voting power of the shares present, in person or by proxy, and entitled to vote on that item of business. However, if the shares present and entitled to vote on that item of business would not constitute a quorum for the transaction of business at the meeting, then the item must be approved by a majority of the voting power of the minimum number of shares that would constitute such a quorum. Votes cast by proxy or in person at the Annual Meeting of Shareholders will determine whether or not a quorum is present. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of the matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

                   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                    AND MANAGEMENT

     The following table includes information as of November 19, 1997 concerning the beneficial ownership of Common Stock of the Company by (i) the only shareholders known to the Company to hold more than five percent of the Common Stock of the Company, (ii) each of the directors of the Company, (iii) each executive officer named in the table on page 6, and (iv) all officers and directors of the Company as a group. Unless otherwise indicated, all beneficial owners have sole voting and investment power over the shares held.

                                                                    PERCENT
  NAME AND ADDRESS OF BENEFICIAL OWNER     AMOUNT                   OF CLASS
  ------------------------------------     ------                   --------

Mellon Bank Corporation
One Mellon Center
Pittsburgh, PA 15258                       918,000      (1)          10.15%

Trust Company of the West
865 S. Figero St., 21st Floor
Los Angeles, CA 90017                      854,100      (1)           9.44%

Peter B. Cannell and Co., Inc.
919 Third Avenue
New York, NY  10022                        716,238      (1)           7.92%

Ardsley Advisory Partners
646 Steamboat Road
Greenwich, CT 06830                        467,500      (1)           5.17%

James E. Donaghy(2)(3)                     216,634      (4)(5)        2.35%

James S. Womack(2)                          68,658      (4)             *

John G. Kassakian(2)                        12,997      (4)             *

Gerald E. Magnuson(2)                       20,342      (4)             *

William B. Miller(2)                        22,000      (4)             *

Kenneth J. Roering(2)                       21,000      (4)             *

Richard S. Wilcox(2)                       109,155      (4)(6)        1.21%

Beekman Winthrop(2)                        276,800      (4)           3.06%

Keith L. Casson(3)                          54,200      (4)             *

Edward L. Lundstrom(3)                      62,502      (4)             *

John V. McManus(3)                          53,034      (4)             *

Roger D. Quam(3)                            74,040      (4)             *

All Officers and Directors
   as a Group (17 persons)               1,101,613      (4)          11.52%

___________________________
* Less than one percent.

(1)  Based upon information filed with the Securities and Exchange Commission on
     Schedule 13G.
(2) Serves as a director of the Company and, except for Mr. Wilcox, has been nominated for re-election.
(3) Serves as an executive officer of the Company and appears in the table on page 6 hereof.
(4) Includes shares which may be purchased within sixty days from the date hereof upon exercise of outstanding stock options in the amount of 163,377 shares for Mr. Donaghy, 13,143 shares for Mr. Womack, 54,200 shares for Mr. Casson, 57,669 shares for Mr. Lundstrom, 39,578 shares for Mr. McManus, 53,721 shares for Mr. Quam, 6,000 shares for each of Messrs. Kassakian, Magnuson, Miller, Roering and Wilcox, and 2,000 shares for Mr. Winthrop and 513,852 shares for all officers and directors as a group.
(5) Includes 44,701 shares held by the Donaghy Limited Partnership, of which Mr. Donaghy is the General Partner and 8,556 shares held by the Donaghy Living Trust, of which Mr. Donaghy is the trustee.
(6) Includes 35,400 shares held by a trust for the benefit of Mr. Wilcox's daughter, for which he is trustee. Mr. Wilcox disclaims beneficial ownership of the 35,400 shares.


                         REDUCTION OF THE NUMBER OF DIRECTORS
                                     (PROPOSAL 1)

     The present size of the Board of Directors is fixed at eight persons. Mr. Richard S. Wilcox, a director since 1972, will not stand for re-election. Consequently, the Board has determined that it would be in the best interests of the Company to reduce the size of the Board to seven persons. Under provisions of the Company's Bylaws and Minnesota law, the size of the Board may only be reduced by a vote of the shareholders.

          The following resolution will be presented to the shareholders for approval.

          RESOLVED, that Article II, Section 2 of the Bylaws of this corporation be amended to read as follows:

          "The Board of Directors of this corporation shall consist of seven Directors, and a majority of the Directors then holding office shall constitute a quorum."

     Approval of this resolution requires the affirmative vote of a majority of the shareholders present in person or by proxy at the Annual Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ADOPTION OF THIS AMENDMENT TO THE BYLAWS.

                                ELECTION OF DIRECTORS
                                     (PROPOSAL 2)

     Seven directors will be elected at the Annual Meeting to serve until the next Annual Meeting of Shareholders or until their successors are elected. The Board of Directors has nominated for election the seven persons named below.
All of the nominees are currently directors and all were elected by the shareholders. It is intended that proxies will be voted for the named nominees. Unless otherwise indicated, each nominee has been engaged in his present occupation as set forth below, or has been an officer with the organization indicated, for more than the past five years. The Board of Directors believes that each nominee named below will be able to serve, but should any nominee be unable to serve as a director, the persons named in the proxies have advised that they will vote for the election of such substitute nominee as the Board of Directors may propose.

     The names of the nominees, their principal occupations and other information is set forth below, based upon information furnished to the Company by the nominees.

                               PRINCIPAL OCCUPATION          DIRECTOR
   NAME AND AGE               AND OTHER DIRECTORSHIPS         SINCE
   ------------               -----------------------         -----

James E. Donaghy (63)         Chief Executive Officer         1988
                              of the Company; prior to
                              1988, Director of
                              Planning and Development
                              for Dupont Electronics,
                              Wilmington, Delaware
                              (electronics
                              manufacturer); Director
                              of Hutchinson Technology,
                              Inc.

John G. Kassakian (54)        Professor of Electrical         1985
                              Engineering and Director,
                              Laboratory for
                              Electromagnetic and
                              Electronic Systems,
                              Massachusetts Institute
                              of Technology, Cambridge,
                              Massachusetts; Director
                              of Ault Incorporated and
                              ISO New England.

Gerald E. Magnuson (67)       Of Counsel, Lindquist &         1975
                              Vennum P.L.L.P.,
                              Minneapolis, Minnesota
                              (law firm); Partner of
                              Lindquist & Vennum
                              P.L.L.P. until December
                              1994; Secretary of the
                              Company; Director of
                              PremiumWear, Inc.,
                              Research, Incorporated
                              and Washington Scientific
                              Industries, Inc.

William B. Miller (65)        Partner, Miller &               1991
                              Company, Ayr, Scotland
                              (business consulting);
                              prior to 1991, Managing
                              Director and Chairman,
                              Prestwick Holdings plc,
                              Ayr, Scotland (electronic
                              component manufacturer);
                              Director of Magnum Power
                              plc, Prestwick Aviation
                              Holdings Ltd., and
                              Stathclyde University
                              Incubator Ltd.

Kenneth J. Roering (55)       Professor, School of            1988
                              Management, University of
                              Minnesota, Minneapolis,
                              Minnesota; Director of
                              TSI, Inc., Mountain Parks
                              Financial Group, Inc.,
                              Transport Corporation of
                              America, Inc. and Arctic
                              Cat, Inc.

Beekman Winthrop (56)         Private Investor;               1992
                              President of Woodwin
                              Management, Inc.
                              (investment advisor);
                              President and Director of
                              Central Coal & Coke
                              Corporation, Kansas City,
                              Missouri (management of
                              interests in coal, gas
                              and oil properties).

James S. Womack (69)          Chairman of the Board of        1968
                              the Company; Director of
                              General Securities, Inc.
                              and Zytec Corp.


     The Board of Directors met 14 times during fiscal year 1997. Each director attended more than 75% of the meetings of the Board of Directors and Board committees on which he served.

     The Compensation Committee, which is currently comprised of Messrs. Roering (Chairman), Magnuson and Womack, met three times during fiscal year 1997. The Compensation Committee reviews and makes recommendations to the Board of Directors regarding salaries, compensation and benefits of officers and key employees.

     The Audit Committee, which is currently comprised of Messrs. Wilcox (Chairman), Kassakian, Magnuson, Miller, Roering, Winthrop and Womack, met once during fiscal year 1997. Among other duties, the Committee reviews and evaluates significant matters relating to the audit and internal controls of the Company, reviews the scope and results of audits by, and the recommendations of, the Company's independent auditors and approves additional services to be provided by the auditors. The Committee reviews the activities of the Company's internal audit staff and reviews audited financial statements of the Company.

     The Nominating Committee, which is currently comprised of Messrs. Kassakian (Chairman), Winthrop and Roering, met once in fiscal 1997. The Nominating Committee was established at the end of fiscal 1995 to consider nominees for election to the Board of Directors and to evaluate the performance of the Board of Directors and individual directors. The Nominating Committee will consider a nomination by a shareholder of a candidate for election as a director of the Company. The Company's Bylaws provide that a notice of proposed shareholder nominations for the election of directors must be timely given in writing to the Secretary of the Company prior to the meeting at which directors are to be elected. To be timely, the notice must be given by such shareholder to the Secretary of the Company not less than 45 days nor more than 60 days prior to a meeting date corresponding to the previous year's Annual Meeting. The Company's Bylaws provide that the Annual Meeting shall be held on the second Wednesday in January of each year. The notice to the Company from a shareholder who intends to nominate a person at the meeting for election as a director must contain certain information about such shareholder and the person(s) nominated by such shareholder, including, among other things, the name and address of record of such shareholder, a representation that the shareholder is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting, the name, age, business and residence addresses and principal occupation of each nominee, such other information as would be required to be included in a proxy statement soliciting proxies for the election of the proposed nominee(s), and the consent of each nominee to serve as a director if so elected. The Company may also require any proposed nominee to furnish other information reasonably required by the Company to determine the proposed nominee's eligibility to serve as director. If the presiding officer of a meeting of shareholders determines that a person was not nominated in accordance with the foregoing procedure, such person will not be eligible for election as a director.

                     EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table shows, for the fiscal years ending August 29, 1997, August 30, 1996 and September 1, 1995, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to James E. Donaghy, the Company's Chief Executive Officer, and to each of the four other most highly compensated executive officers of the Company in office at the end of fiscal year 1997, whose total cash compensation exceeded $100,000 during fiscal year 1997 (together with Mr. Donaghy, the "Named Executive Officers") in all capacities in which they served:

                              SUMMARY COMPENSATION TABLE
                              --------------------------


                                                               Long Term
                                                              Compensation
                                                              ------------

                                  Annual Compensation            Awards
                                  -------------------            ------

                                                               Securities     All Other
    Name and                                                   Underlying     Compensa-
Principal Position     Year           Salary ($)    Bonus ($)  Options (1)    tion($) (2)
------------------     ----           ----------    ---------  -----------    -----------
James E. Donaghy      1997            280,556         0         29,733          5,539
 Chief Executive      1996            261,620         0         40,000         11,939
 Officer              1995            256,203         0          7,719          8,998


Edward L. Lundstrom   1997            171,862         0         58,693          3,756
 President            1996            159,812         0         35,000          8,286
                      1995            131,053         0          3,985          6,348


John V. McManus       1997            146,739         0         18,182          2,589
 Vice President-      1996            134,458         0         30,000          5,743
 Finance              1995            121,378                    3,671          5,172


Keith L. Casson       1997           145,148          0         31,318          3,063
 Vice President-      1996            118,433         0         30,000          6,420
 Micro Products       1995            108,009         0          3,261          5,503


Roger D. Quam         1997            138,430         0         13,332          2,999
 Vice President-      1996            132,985         0         30,000          6,805
 Composite Materials  1995            124,577         0          3,762          6,071

________________________
(1) Includes options granted in August 1997, subject to shareholder approval of the amendments to the 1994 Stock Plan. See Proposal 4 for additional information about the terms of these options and the Target Grant Program under which such options were granted.
(2) These amounts represent the Company's basic and matching contributions to the Company's 401(k) plan on behalf of such employees.

STOCK OPTIONS

     The following table contains information concerning the grant of stock options under the Company's stock option plans to the Named Executive Officers during the last fiscal year:


                          OPTION GRANTS IN LAST FISCAL YEAR
                          ---------------------------------


                                                   INDIVIDUAL GRANTS
-------------------------------------------------------------------------------------------------------------------
                                                                                            POTENTIAL REALIZABLE
                                   NUMBER                                                       VALUE AT ASSUMED
                                     OF          % OF TOTAL                                      ANNUAL RATES OF
                                 SECURITIES        OPTIONS                                            STOCK PRICE
                                   UNDER-        GRANTED TO                                         APPRECIATION
                                   LYING          EMPLOYEES    EXERCISE                       FOR OPTION TERM(2)
                                  OPTIONS         IN FISCAL      PRICE      EXPIRATION
    NAME                         GRANTED(1)         YEAR       PER SHARE       DATE            5%            10%
-------------------------------------------------------------------------------------------------------------------

James E. Donaghy                   8,943            2.2%        $15.38       10/31/06        $86,472       $219,137
                                  20,790            5.1          22.00       08/19/07        287,644        728,946

Edward L. Lundstrom                5,529            1.4          15.38       10/31/06         53,461        135,481
                                  53,164           13.0          22.00       08/19/07        735,560      1,864,054

John V. McManus                    4,716            1.2          15.38       10/31/06         45,600        115,560
                                  13,466            3.3          22.00       08/19/07        186,311        472,149

Keith L. Casson                    4,543            1.1          15.38       10/31/06         43,927        111,321
                                  20,000            4.9          21.00       03/18/07        264,136        669,372
                                   8,300            2.0          22.00       08/19/07        114,836        291,017

Roger D. Quam                      4,553            1.2          15.38       10/31/06         44,024        111,566
                                   8,779            2.2          22.00       08/19/07        121,463        307,812


___________________________________
(1) Options granted on August 19, 1997 represent options granted under the Target Grant Program to bring the number of options of the Named Executive up to the applicable Target Level. These options were granted subject to shareholder approval of the amendments to the 1994 Stock Plan. See Proposal 4 for additional information about the terms of these options and the Target Grant Program under which such options were granted.
(2) Gains are reported net of the option exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, overall stock market conditions, as well as the option holder's continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved.

OPTION EXERCISES AND HOLDINGS

    The following table sets forth information with respect to the Named Executive Officers, concerning the exercise of options during the last fiscal year and unexercised options held as of the end of fiscal year 1997:



OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES


                                                           Number of Securities      Value of Unexercised In-the-Money
                                                                Underlying                     Options at
                                                          Unexercised Options at             Fiscal Year-End
                                                             Fiscal Year-End
                                                        _________________________        ________________________

                               Shares
                             Acquired on     Value
Name                          Exercise    Realized(1)  Exercisable   Unexercisable  Exercisable(2)  Unexercisable(2)
----                          --------    -----------  -----------   -------------  --------------  ----------------
James E. Donaghy                 0             $0        155,044         44,956       $2,004,314        $118,491
Edward L. Lundstrom              0              0         51,003         73,997          534,893         144,547
John V. McManus                  0              0         44,034         30,966          454,703          75,971
Keith L. Casson              4,121         36,059         29,200         45,800          208,871         148,997
Roger D. Quam                    0              0         48,721         26,279          527,060          69,816

_______________________
(1) Market value on the date of exercise of shares covered by options exercised, less option exercise price.
(2) Based on a per share price of $23.313 which is the average of the high and low prices for the Company's Common Stock on August 29, 1997. Value is calculated on the difference between the option exercise price and $23.313 multiplied by the number of shares of Common Stock underlying the options, but before taxes associated with exercise.

BOARD COMPENSATION COMMITTEE REPORT

    Decisions on compensation of the Company's executives are generally made by the three member Compensation Committee of the Board consisting of Messrs. Roering (Chairman), Womack and Magnuson. All decisions by the Compensation Committee relating to the compensation of the Company's executive officers are reviewed by the full Board. Pursuant to rules designed to enhance disclosure of companies' policies toward executive compensation, set forth below is a report submitted by Messrs. Roering, Womack and Magnuson in their capacity as the Board's Compensation Committee addressing the Company's compensation policies for fiscal year 1997 as they affected the executive officers. The following report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 (the "1933 Act") or the Securities Exchange Act of 1934 (the "1934 Act"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the 1933 Act or the 1934 Act.

    COMPENSATION PHILOSOPHY. The Company's primary objective is to enhance long-term shareholder value by safely and profitably providing products of the highest value and quality for key markets. In furtherance of this objective, the Company is committed to a strong, positive link between its business and strategic goals and its compensation programs. The financial goals for compensation plans are reviewed and approved by the Board in conjunction with its approval of the Company's strategic and operating plans.

    The Company's total compensation philosophy is designed to support its overall objective of creating value for its shareholders. Key objectives of this philosophy are:

    - Attract and retain key executives critical to the long-term success of the Company.

    - Support a performance-oriented environment that rewards performance with respect to the Company's short and long-term financial goals.

    - Emphasize pay for performance by having a significant portion of compensation "at-risk," particularly for senior executives.

    - Encourage maximum performance through the use of appropriate incentive programs.

    - Encourage employee stock ownership to enhance a mutuality of interest with other shareholders.

    The Company has designed its executive compensation programs around these objectives. The Compensation Committee believes the Company's programs consistently meet these goals. Following is a description of the Company's current programs and how each design element relates to the objectives outlined above.

    BASE SALARY. The Compensation Committee annually reviews each officer's salary, including those of the Named Executive Officers. In determining appropriate salary levels, the Compensation Committee considers level of responsibility, experience, individual performance, internal equity, as well as external pay practices.

    ANNUAL INCENTIVES. Annual incentive (performance bonus) award opportunities are made to managerial and executive employees to recognize and reward corporate and individual performance. Each year, the Compensation Committee will approve the performance measures selected, as well as specific financial targets used. The Compensation Committee believes these goals drive the future success of the Company's business and enhance shareholder value.

    The amount individual executives may earn is directly dependent upon the individual's position, responsibility and ability to impact the Company's financial success. Additionally, external market data is reviewed annually to determine competitive incentive opportunities. Awarded amounts are related to performance.

    The short-term incentive plan is dependent on measured financial performance. Every payout depends on results, not on efforts. Bonuses are paid based upon attainment of financial goals for earnings growth. No bonuses were paid to management in fiscal year 1997.

    LONG-TERM INCENTIVES. The Company's overall long-term compensation philosophy is that long-term incentives should be related to improvement in the creation of long-term shareholder value. In furtherance of this objective, the Company awards to its executive officers stock options.

    STOCK OPTIONS. Stock options encourage and reward effective management that results in long-term corporate financial success, as measured by stock price appreciation. Stock options only have value for the executive officers if the price of the Company's stock appreciates in value from the date the stock options are granted. Shareholders also benefit from such stock price appreciation.

    In August 1997, the Committee approved, subject to shareholder approval, the Company's Target Grant Program under the 1994 Stock Plan (the "Plan") and established specific levels ("Target Levels") of options to be held by officers and key employees (the "Participants"). Those levels were established based on the individual's position, level of responsibility and ability to impact the Company's financial success. Options were granted in August 1997, subject to shareholder approval, to bring the number of options held by Participants in the Plan to their respective Target Level. Upon exercise of these options by the Participants, new options will automatically be granted in order to maintain the established Target Level. The Target Grant Program (the "Program") is intended to increase the number of shares owned by the Company's executive officers and key employees. The Program encourages option exercises by permitting an optionee to exercise an option and be restored with a new option which replaces the opportunity for future appreciation which that optionee would otherwise lose. The Committee feels that this Program will more adequately align the interests of officers and key employees with those of the shareholders and will place greater emphasis on shareholder value creation and continued growth and performance of the Company.

    Under the terms of the Program, it is not intended that additional stock options will be granted by the Board to the Participants except for changes in responsibilities which may increase a Participant's Target Level or as otherwise determined by the Board. Rather, new options (the "Replacement Options") will be granted automatically up to an individual's Target Level as current options are exercised. The Replacement Options will vest over three years and will have an option exercise price equal to the fair market value on the date of grant. The Committee believes this Program is consistent with the Company's objectives to more heavily direct total compensation toward a long-term equity interest for officers and key employees, with greater opportunity for reward if long-term performance is sustained.

    CHIEF EXECUTIVE OFFICER COMPENSATION. The salary and bonus of the Chief Executive Officer is set by and subject to the discretion of the Compensation Committee with Board approval. The compensation for James E. Donaghy, the Chief Executive Officer, was determined by using a process and philosophy similar to that used for all executives. For fiscal year 1997, Mr. Donaghy received no bonus but was awarded options under the Company's Target Grant Program to purchase 29,733 shares, subject to shareholder approval, thereby establishing his Target Level at 200,000 options. None of the 29,733 options vested in fiscal 1997. All of these options vest in increments through August 2000.

                    Submitted by the Compensation Committee of the
                             Company's Board of Directors

Kenneth J. Roering           Gerald E. Magnuson            James S. Womack


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Mr. Magnuson, a Director and a member of the Compensation Committee and the Company's Secretary, is Of Counsel to the law firm of Lindquist & Vennum P.L.L.P. which was paid for legal services rendered to the Company during the last fiscal year. Mr. Magnuson receives no financial benefit on account of amounts paid by the Company to Lindquist & Vennum P.L.L.P. for such services.
It is anticipated that Lindquist & Vennum P.L.L.P. will continue to perform legal services for the Company during the current fiscal year. Mr. Womack, Chairman of the Board and a member of the Compensation Committee, served as an employee and the Chief Executive Officer of the Company prior to his resignation in January 1992.

PERFORMANCE GRAPH

    The Securities and Exchange Commission requires that the Company include in this Proxy Statement a line graph presentation comparing cumulative, five-year shareholder returns on an indexed basis with a broad market index and either a nationally-recognized industry standard or an index of peer companies selected by the Company. The Company has chosen the use of the Nasdaq Stock Market (U.S. Companies)

Index as its broad market index and the Nasdaq Electronic Component Stock Index as its peer group index. The table below compares the cumulative total return as of the end of each of the Company's last five fiscal years on $100 invested as of August 28, 1992 in the Common Stock of the Company, the Nasdaq Stock Market Index and the Nasdaq Electronic Component Stock Index, assuming the reinvestment of all dividends. The performance graph is not necessarily indicative of future investment performance.



                                       [GRAPH]

                        Aug. 28,       Aug. 27,       Sept. 2,       Sept. 1,       Aug. 30,       Aug. 29,
                         1992           1993           1994           1995            1996           1997
-------------------------------------------------------------------------------------------------------------
Sheldahl, Inc.             100         160.00         235.00         380.00         373.12         466.26

Nasdaq
Electronic
Component                  100         198.12         208.32         415.35         421.50         855.52
Stocks Index

Nasdaq Stock
Market Index
(U.S.)                     100         131.92         137.32         184.93         208.53         290.97


DIRECTOR COMPENSATION

    Directors who are not employees of the Company (currently all directors except Mr. Donaghy) were paid during fiscal year 1997 an annual retainer of $12,000 and a fee of $800 for each day of meetings of the Board of Directors or any committee and Committee Chairmen were paid an additional $2,000 during fiscal 1997. Each non-employee director currently receives an automatic grant of options to purchase 2,000 shares on each date such director is elected or re-elected to the Board. If Proposal 4 is adopted, the non-employee directors will no longer receive annual automatic option grants. Instead, each non-employee director will, upon approval of Proposal 4, receive a one-time automatic grant of a number of options which when added to the number of options owned by such director at the Annual Meeting will equal 25,000. These options will be granted pursuant to the Target Grant Program described in Proposal 4.

    Mr. Womack, receives, in addition to the director fees and stock options noted above, a $10,000 annual retainer for serving as the Chairman of the Board. In addition, the Company and Mr. Womack entered into a Consulting Agreement during fiscal year 1988 which provides that the Company will retain Mr. Womack as an independent consultant from the date immediately following his termination of employment until his 75th birthday, unless another date is agreed upon by the parties. This Agreement is currently in effect and Mr. Womack receives as annual compensation under the Consulting Agreement $66,000, equaling 50% of the average of his annual cash compensation for the five calendar years preceding termination of employment (but not less than $125,000), less an amount equal to an annual annuity that could be purchased with the principal in his retirement accounts at the date of retirement provided from all retirement contributions by the Company. The Consulting Agreement also restricts Mr. Womack from competitive employment and disclosure of trade secrets and confidential information.

    Mr. Miller received $10,639 during fiscal year 1997 representing fees relating to international consulting work performed on behalf of the Company. Mr. Magnuson received $5,000 during fiscal year 1997 for his services as Secretary of the Company.

    In fiscal year 1982, the Company established a retirement program for directors not covered by another retirement plan of the Company which provides for the payment of an annual benefit equal to the annual retainer paid to directors during the full fiscal year preceding retirement. The retirement benefit, which is payable to directors who have served five years or more, will commence at the later of the time of retirement or when the director becomes 65 years old and will be subject to proportionate reduction if the director has served the Company less than 15 years. The maximum number of years that the benefit is payable is ten years.

EMPLOYMENT AGREEMENTS

    The Company has entered into employment agreements with all of its executive officers. The employment agreements provide, among other things, for a lump sum cash severance payment to such individuals equal to approximately three times the individual's average annual compensation over the preceding five years plus certain fringe benefits under certain circumstances following a change in control of the Company if the change in control is not formally approved by the Board of Directors and 1.5 times that compensation amount if the change in control is approved by the Board of Directors and the officer continues in the employ of the Company for a period of at least one year following the change in control. In general, a "change in control" would include a change resulting from the acquisition of 20% or more of the Company's outstanding voting stock by any person, a change in the current members of the Board of Directors or their successors elected or nominated by such members whereby they cease to be a majority of the Board of Directors, or the Company disposing of 75% or more of its assets, other than to an entity owned 50% or more by the Company or one of its subsidiaries. The employment agreement with Mr. Donaghy also requires the Company to pay Mr. Donaghy a salary of not less than $185,600 annually, certain portions of which may be deferred. If a change in control which was not approved by the Board of Directors had occurred at the end of fiscal year 1997, the following individuals would have received the approximate payment indicated pursuant to the employment agreements: Mr. Donaghy, $763,929; Mr. Lundstrom, $414,069; Mr. Casson, $328,066; Mr. Quam,
$389,175; Mr. McManus, $362,268; and all current executive officers as a group, $3,600,827.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. These insiders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file, including Forms 3, 4 and 5.

    To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended August 29, 1997, all Section 16(a) filing requirements applicable to its insiders were complied with.


                                     ADOPTION OF
                     SHELDAHL, INC. EMPLOYEE STOCK PURCHASE PLAN
                                     (PROPOSAL 3)

    The Board of Directors adopted the Sheldahl, Inc. Employee Stock Purchase Plan (the "Plan"), subject to approval by the shareholders. The purpose of the Plan is to facilitate the purchase by employees of shares of Common Stock in the Company in order to provide a greater community of interest between the Company and its employees. In general, the Plan permits employees to purchase shares of Common Stock of the Company at a price equal to the lesser of 85% of the value of the Common Stock on the commencement date of a period (the "Commencement Date") or 85% of the value of a share of Common Stock on the date of termination of a period (the "Termination Date"). Each year during the term of the Plan shall reflect two periods, the first commencing on January 1 and terminating on June 30 and the second period commencing on July 1 and terminating on December 31 (each a "Period"). The effective date of the Plan is January 1, 1998 and it shall terminate on January 1, 2003.

    There are 250,000 shares of the Company's Common Stock, $.25 par value, reserved for issuance under the Plan and eligible employees will not pay any consideration to the Company in order to receive the options.

    TERM OF THE PLAN. The Plan shall terminate on January 1, 2003. No Period may run concurrently, but a Period may commence immediately after the termination of a preceding Period.

    ELIGIBILITY. Any employee of the Company who has completed at least six months of continuous service on or prior to the Commencement Date of the applicable Period shall be eligible to participate in the Plan. Notwithstanding anything to the contrary in the Plan, no employee may be granted an option under the Plan to purchase shares of Common Stock if such employee, immediately after the grant of the option, would own stock (including shares subject to the option) possessing 5% or more of the total combined voting power or value of all classes of issued and outstanding stock of the Company. In addition, no Participant may be granted an option to purchase shares of Common Stock that permit the Participant to purchase shares in any calendar year under the Plan with an aggregate fair market value in excess of $25,000. By action of the respective boards of directors, employees of any subsidiary of the Company also may participate.

    PARTICIPATION. Eligible employees elect to participate in the Plan by completing payroll deduction authorization forms on the Commencement Date of the applicable Period of the Plan. Payroll deductions are limited to 7% of a Participant's base pay for the term of the Plan and the minimum authorization is 2% of a Participant's pay per pay period.

    TERMS AND CONDITIONS OF OPTIONS. As of the Commencement Date of the applicable Period of the Plan, an eligible employee who elects to participate in the Plan shall be granted an option for as many full shares as he or she will be able to purchase pursuant to the payroll deduction procedure. The option price for employees who participate on a particular Commencement Date shall be the lesser of: (i) 85% of the fair market value of the shares on the Commencement Date, or (ii) 85% of the fair market value of the shares on the Termination Date of the applicable Period of the Plan.

    EXERCISE AND WITHDRAWAL. Exercise of the option occurs automatically on a particular Termination Date, unless a Participant gives written notice prior to such date as to an election not to exercise. A Participant may, at any time during the term of the Plan, give notice that he or she does not wish to continue to participate, and all amounts withheld will be refunded without interest accrued thereon.

    ADMINISTRATION AND AMENDMENT. The Plan shall be administered by a Committee consisting of not less than two members who shall be appointed by the Board of Directors. Each member of such Committee shall be either a director, officer or an employee of the Company. The Board of Directors may at any time amend the Plan, except that no amendment may make changes in options already granted which would adversely affect the rights of any Participant.

    INCOME TAX CONSEQUENCES AND REGISTRATION WITH SEC. The Company believes that the Plan is a "qualified" plan under Section 423 of the Internal Revenue Code of 1986, as amended. Under the Internal Revenue Code, no income will result to a grantee of an option upon the granting or exercise of an option, and no deduction will be allowed to the Company. The gain, if any, resulting from a disposition of the shares received by a Participant will be reported according to the provisions of Section 423 of the Internal Revenue Code and will be taxed in part as ordinary income and in part as capital gain.

    The Company has filed with the SEC, pursuant to the Securities Act of 1933, as amended, a registration statement covering the offering of shares under the Plan, and a prospectus has been or will be delivered to each eligible employee prior to the time when an election to participate must be made.

    CERTAIN BENEFITS. Because the Plan has not yet commenced and employees determine their own levels of participation, the Company cannot determine the benefits or amounts that will be received by or allocated to eligible employees.

    SHAREHOLDER APPROVAL. The affirmative vote of the holders of a majority of the Common Stock of the Company, voting at the meeting in person or by proxy, is required for the approval of the Employee Stock Purchase Plan.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL AND RATIFICATION OF THE SHELDAHL, INC. EMPLOYEE STOCK PURCHASE PLAN.


                          AMENDMENTS TO THE 1994 STOCK PLAN
                                     (PROPOSAL 4)

GENERAL INFORMATION

    On October 14, 1994, the Company's Board of Directors adopted, and on January 11, 1995 the shareholders of the Company approved and ratified the adoption of, the Sheldahl, Inc. 1994 Stock Plan (the "1994 Plan"). The purpose of the 1994 Plan is to enable the Company and its subsidiaries to retain and attract key employees, consultants and non-employee directors who contribute to the Company's success by their ability, ingenuity and industry, and to enable such key employees, consultants and non-employee directors to participate in the long-term success and growth of the Company by giving them a proprietary interest in the Company. The 1994 Plan authorizes the granting of awards in any of the following forms: (i) stock options, (ii) stock appreciation rights, (iii) restricted stock, and (iv) deferred stock.

    The principal features of the 1994 Plan are summarized below.

    SHARES AVAILABLE UNDER 1994 PLAN. The maximum number of shares of Common Stock reserved and available under the 1994 Plan for awards is 1,000,000 (subject to possible adjustment in the event of stock splits or other similar changes in the Common Stock). Included in Proposal 4 is an amendment to increase the number of shares reserved under the 1994 Plan by 200,000 shares currently and to provide for further automatic increases in such reserved shares in the future. Shares of Common Stock covered by expired or terminated stock options and forfeited shares of restricted stock or deferred stock may be used for subsequent awards under the 1994 Plan.

    ELIGIBILITY AND ADMINISTRATION. Officers and other key employees of the Company and its subsidiaries who are responsible for or contribute to the management, growth and/or profitability of the business of the Company and its subsidiaries, as well as consultants and non-employee directors, are eligible to be granted awards under the 1994 Plan. The 1994 Plan is administered by the Board or, in its discretion, by a committee of not less than three "non-employee directors," as defined in the 1994 Plan (the "Committee"), who are appointed by the Board of Directors. The term "Board" as used in the 1994 Plan refers to the Board or, if the Board has delegated its authority, the Committee. The Board has the power to make awards, determine the number of shares covered by each award and other terms and conditions of such awards, interpret the 1994 Plan, and adopt rules, regulations and procedures with respect to the administration of the 1994 Plan.

AMENDMENTS TO THE 1994 PLAN

    The proposed amendments to the 1994 Plan are as follows:

    INCREASE IN THE NUMBER OF SHARES AVAILABLE UNDER THE 1994 PLAN. The 1994 Plan authorizes the issuance of 1,000,000 shares of Common Stock pursuant to stock options, restricted stock and deferred stock granted under the 1994 Plan. On August 19, 1997, the Board of Directors amended the 1994 Plan, subject to ratification and approval of the shareholders, to increase the total number of shares available under the 1994 Plan by 200,000 shares to a total of 1,200,000 shares. There were outstanding on November 11, 1997 options to purchase 796,582 shares under the 1994 Plan. Therefore, absent shareholder approval of this amendment to the 1994 Plan, only 185,181 shares remain available under the 1994 Plan for awards. The Board of Directors has deemed it advisable to increase the shares available for grant under the 1994 Plan by 200,000 shares to facilitate future stock option grants, restricted stock awards and deferred stock awards.

    INCREASE IN THE NUMBER OF SHARES AVAILABLE FOR FUTURE GRANTS. On August 19, 1997, the Board adopted, subject to ratification and approval of the shareholders, an amendment to the 1994 Plan providing that the number of shares reserved for issuance pursuant to awards granted under the 1994 Plan shall be increased each time the number of shares available for grant shall have been fully granted (the "Reset Date"). On each Reset Date, the number of shares reserved for issuance under the 1994 Plan shall be automatically increased to an amount equal to 12% of the total number of shares of Common Stock outstanding on such date minus the number of shares subject to outstanding awards on such date. The Company believes this amendment will give it the necessary flexibility of having additional shares available for granting of awards under the 1994 Plan primarily to be used in connection with the Target Grant Program described below. Therefore, the Board believes that this proposal is the in the best interests of the Company and its shareholders.

    ADOPTION OF TARGET GRANT PROGRAM. On August 19, 1997, the Compensation Committee (the "Committee") of the Board of Directors established, subject to approval and ratification by the shareholders, the Target Grant Program (the "Program"). Under the Program, the Committee established the minimum level of Options to be held (the "Target Level") by each officer and key employee of the Company (each, a "Target Optionee"). Each Target Optionee's Target Level, which is subject to change, is based on the position held by the Target Optionee and the level of responsibility, as determined by the Committee. On August 19, 1997, options were granted, subject to shareholder approval, to bring each Target Optionee to the Target Level (options equal to the Target Level are referred to as "Target Options"). Because many of the Target Optionees already hold options, 190,051 options were granted in August to 26 employees under the Program to bring the Target Optionee's total number of Options to the Target Level. Existing pre-Program options of each Target Optionee will continue to be exercisable in accordance with their original terms. All other Target Options will vest equally over three years, and have an option exercise price of fair market value on the date of grant.

    Target Optionees are granted new options ("Replacement Options") to maintain their Target Level automatically on each date a Target Option is exercised. The exercise price of each Replacement Option is the fair market value on the date of grant of the Replacement Options. These Replacement Options expire ten years from the date of grant and are subject to various restrictions, including the following: (a) availability of sufficient shares for grant under the Plan or shareholder approval of an increase in shares reserved under the Plan to cover such grant; (b) no optionee shall receive grants of stock options which exceed 200,000 shares during any fiscal year of the Company; (c) the Target Optionee must be employed by the Company (or be a director) at the time the grant of a Replacement Option is made; (d) Replacement Option provisions terminate upon a public announcement of a change of control;
(e) no optionee shall receive option grants in addition to the Replacement Option, except for changes in responsibilities which increase the Target Level or as otherwise determined by the Board; (f) Target Levels may decrease as a result of a decrease in responsibilities, non-performance or change in title, as determined by the Board. If this Proposal is approved by the shareholders, Messrs. Donaghy, Lundstrom, McManus, Casson and Quam will hold options under the Company's Target Grant Program to purchase 200,000, 125,000, 75,000, 75,000 and 75,000 shares, respectively.

    GRANT OF TARGET OPTIONS TO NON-EMPLOYEE DIRECTORS. Under the Program, each non-employee director who is first elected at an annual or special meeting of shareholders of the Company, shall, as of the date of such election, automatically be granted an option to purchase 25,000 shares of stock at the option price per share equal to the fair market value of the Company's stock on such date. All such options include the automatic grant feature of Replacement Options and shall be subject to the same terms and provisions as are in effect with respect to the granting of options with Replacement Options to officers and employees of the Company under the Program, except that (i) all Target Options expire one year after such non-employee director's departure from the Board (or such longer period as shall be specified by the Committee at such director's departure); and (ii) the Target Level for non-employee directors shall be 25,000 shares. Subject to shareholder approval of the Program, on the date of the Annual Meeting each non-employee director shall be automatically granted an option to purchase such number of shares which, when added to the number of options currently held by such director, equals 25,000 shares of stock. The options shall be granted at an option exercise price equal to the fair market value of the Company's stock on such date and shall vest equally over thee years. If this Proposal is approved by the shareholders, assuming no further option exercises by the directors prior to the Annual Meeting, Messrs. Kassakian, Magnuson, Miller and Roering will each receive options to purchase 19,000 shares, Mr. Womack will receive options to purchase 11,857 shares and Mr. Winthrop will receive options to purchase 23,000 shares, bringing each of them to their Target Level of 25,000 options. If this Proposal is approved by the shareholders, non-employee directors will no longer receive automatice grants of options to purchase 2,000 shares on each date they are elected or re-elected to the Board.

    INCREASE IN ANNUAL CAP ON GRANTS. Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") limits the Company's deduction for federal income tax purposes of compensation in excess of $1 million per individual paid to the Company's Chief Executive Officer and its four highest paid executive officers. Compensation plans which have an annual cap on the number of shares that may be granted to any given individual will not be subject to the deduction limit. The 1994 Plan currently has an annual cap of 100,000 on the amount of shares subject to an option grant. In October 1997, the Board of Directors amended the 1994 Plan, subject to ratification and approval of the shareholders, to increase the annual cap to 200,000 shares. By adopting this change, the Company may deduct any compensation expense resulting from the grant or exercise of options issued under the Plan without regard to the limitations under Code Section 162(m), including options to the individuals described above.

SUMMARY OF THE 1994 PLAN

    STOCK OPTIONS. The Board may grant stock options that either qualify as "incentive stock options" under the Code or are "non-qualified stock options" in such form and upon such terms as the Board may approve from time to time. Stock options granted under the 1994 Plan may be exercised during their respective terms as determined by the Board. The purchase price may be paid by tendering cash or, in the Board's discretion, by tendering promissory notes or Common Stock. The optionee may elect to pay all or part of the option exercise price by having the Company withhold upon exercise of the option a number of shares with a fair market value equal to the aggregate option exercise price for the shares with respect to which such election is made. No stock option is transferable by the optionee or exercisable by anyone else during the optionee's lifetime.

    Stock options may be exercised during varying periods of time after a participant's termination of employment, depending upon the reason for the termination. Following a participant's death, the participant's stock options may be exercised to the extent they were exercisable at the time of death by the legal representative of the estate or the optionee's legatee for a period of one year or until the expiration of the stated term of the option, whichever is less. The same time periods apply if the participant is terminated by reason of disability. If the participant retires, the participant's stock options may be exercised to the extent they were exercisable at the time of retirement or for a period of three months (or such longer period as determined by the Board at the time of retirement) from the date of retirement or until the expiration of the stated term of the option, whichever is less. If the participant is involuntarily terminated without cause, the participant's options may be exercised to the extent they were exercisable at the time of termination for the lesser of three months or the balance of the stated term of the option. If the participant's employment is terminated for cause, the participant's stock options immediately terminate. These exercise periods may be reduced by the Board for particular options. The Board may, in its discretion, accelerate the exercisability of stock options which would not otherwise be exercisable upon death, disability or retirement.

    No incentive stock option may be granted under the 1994 Plan after October 14, 2004. The term of an incentive stock option may not exceed 10 years (or 5 years if issued to a participant who owns or is deemed to own more than 10% of the combined voting power of all classes of stock of the Company, any subsidiary or affiliate). The aggregate fair market value of the Common Stock with respect to which an incentive stock option is exercisable for the first time by an optionee during any calendar year may not exceed $100,000. The exercise price under an incentive stock option may not be less than the fair market value of the Common Stock on the date the option is granted (or, in the event the participant owns more than 10% of the combined voting power of all classes of stock of the Company, the option price must be not less than 110% of the fair market value of the stock on the date the option is granted). The exercise price for non-qualified options granted under the 1994 Plan may be less than 100% of the fair market value of the Common Stock on the date of grant.

    STOCK APPRECIATION RIGHTS. The Board may grant stock appreciation rights ("SARs") in connection with all or part of any stock option (with the exception of options granted to non-employee directors), either at the time of the stock option grant, or, in the case of non-qualified options, later during the term of the stock option. SARs entitle the participant to receive from the Company the same economic value that would have been derived from the exercise of an underlying stock option and the immediate sale of the shares of Common Stock. Such value is paid by the Company in cash, shares of Common Stock or a combination of both, in the discretion of the Board. SARs are exercisable or transferable only at such times and to the extent stock options to which they relate are exercisable or transferable. If an SAR is exercised, the underlying stock option is terminated as to the number of shares covered by the SAR exercise.

    RESTRICTED STOCK. The Board may grant restricted stock awards that result in shares of Common Stock being issued to a participant subject to restrictions against disposition during a restricted period established by the Board. The Board may condition the grant of restricted stock upon the attainment of specified performance goals or service requirements. The provisions of restricted stock awards need not be the same with respect to each recipient.
The restricted stock will be held in custody by the Company until the restrictions thereon have lapsed. During the period of the restrictions, a participant has the right to vote the shares of restricted stock and to receive dividends and distributions unless the Board requires such dividends and distributions to be held by the Company subject to the same restrictions as the restricted stock. Notwithstanding the foregoing, all restrictions with respect to restricted stock lapse 60 days (or less as determined by the Board) prior to the occurrence of a merger or other significant corporate change, as provided in the 1994 Plan.

    If a participant terminates employment during the period of the restrictions, all shares still subject to restrictions will be forfeited and returned to the Company, subject to the right of the Board to waive such restrictions in the event of a participant's death, total disability, retirement or under special circumstances approved by the Board.

    DEFERRED STOCK. The Board may grant deferred stock awards that result in shares of Common Stock being issued to a participant or group of participants upon the expiration of a deferral period. The Board may condition the grant of deferred stock upon the attainment of specified performance goals. The provisions of deferred stock awards need not be the same with respect to each recipient.

    Upon termination of employment for any reason during the deferral period for a given award, the deferred stock in question will be forfeited by the participant, subject to the Board's ability to waive any remaining deferral limitations with respect to a participant's deferred stock. During the deferral period, deferred stock awards may not be sold, assigned, transferred, pledged or otherwise encumbered and any dividends declared with respect to the number of shares covered by a deferred stock award will either be immediately paid to the participant or deferred and deemed to be reinvested in additional deferred stock, as determined by the Board. The Board may allow a participant to elect to further defer receipt of a deferred stock award for a specified period or until a specified event.

FEDERAL INCOME TAX CONSEQUENCES

    STOCK OPTIONS. An optionee will not realize taxable compensation income upon the grant of an incentive stock option. In addition, an optionee generally will not realize taxable compensation income upon the exercise of an incentive stock option if he or she exercises it as an employee or within three months after termination of employment (or within one year after termination if the termination results from a permanent and total disability). The amount by which the fair market value of the shares purchased exceeds the aggregate option price at the time of exercise will be alternative minimum taxable income for purposes of applying the alternative minimum tax. If stock acquired pursuant to an incentive stock option is not disposed of prior to the date two years from the option grant date or prior to one year from the option exercise date (the "Applicable Holding Periods"), any gain or loss realized upon the sale of such shares will be characterized as capital gain or loss. If the Applicable Holding Periods are not satisfied, then any gain realized in connection with the disposition of such stock will generally be taxable as ordinary compensation income in the year in which the disposition occurred, to the extent of the difference between the fair market value of such stock on the date of exercise and the option exercise price. The Company is entitled to a tax deduction to the extent, and at the time, the participant realizes compensation income. The balance of any gain will be characterized as a capital gain. Under current law, net capital gains are taxed at a maximum federal rate of 28% while compensation income may be taxed at higher federal rates.

    An optionee will not realize taxable compensation income upon the grant of a non-qualified stock option. As a general matter, when an optionee exercises a non-qualified stock option, he or she will realize taxable compensation income at that time equal to the difference between the aggregate option price and the fair market value of the stock on the date of exercise. The Company is entitled to a tax deduction to the extent, and at the time, the participant realizes compensation income.

    SARs. The grant of an SAR would not result in income for the participant or in a deduction for the Company. Upon receipt of shares or cash from exercise of an SAR, the participant would generally recognize compensation income, and the Company would be entitled to a deduction, measured by the fair market value of the shares plus any cash received.

    RESTRICTED STOCK AND DEFERRED STOCK. The grant of restricted stock and deferred stock should not result in immediate income for the participant or in a deduction for the Company for federal income tax purposes, assuming the shares are nontransferable and subject to restrictions or to a deferral period which would result in a "substantial risk of forfeiture" as intended by the Company and as defined in applicable Treasury regulations. If the shares are transferable or there are no such restrictions or significant deferral periods, the participant will realize compensation income upon receipt of the award. Otherwise, a participant generally will realize taxable compensation when any such restrictions or deferral period lapses. The amount of such income will be the value of the Common Stock on that date less any amount paid for the shares. Dividends paid on the Common Stock and received by the participant during the restricted period or deferral period also will be taxable compensation income to the participant. In any event, the Company will be entitled to a tax deduction to the extent, and at the time, the participant realizes compensation income. A participant may elect, under Section 83(b) of the Code, to be taxed on the value of the stock at the time of award. If the election is made, the fair market value of the stock at the time of the award is taxable to the participant as compensation income and the Company is entitled to a corresponding deduction.

    WITHHOLDING. The 1994 Plan requires each participant, no later than the date as of which any part of the value of an award first becomes includible as compensation in the gross income of the participant, to pay to the Company any federal, state or local taxes required by law to be withheld with respect to the award. The Company, to the extent permitted by law, has the right to deduct any such taxes from any payment otherwise due to the participant. With respect to any award under the 1994 Plan, if the terms of the award so permit, a participant may elect to satisfy part or all of the withholding tax requirements associated with the award by (i) authorizing the Company to retain from the number of shares of Company Common Stock which would otherwise be deliverable to the participant, or (ii) delivering to the Company from shares of Company Common Stock already owned by the participant that number of shares having an aggregate fair market value equal to part or all of the tax payable by the participant.
In that case, the Company would pay the tax liability from its own funds.

REGISTRATION WITH THE SEC

    Upon approval of the amendment to the 1994 Plan by the shareholders, the Company intends to file a registration statement covering the offering of the additional shares of Common Stock issuable under the 1994 Plan with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended.

VOTE REQUIRED
    Shareholder approval of the amendments to the 1994 Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock represented at the meeting and entitled to vote.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL AND RATIFICATION OF THE AMENDMENTS TO THE 1994 STOCK PLAN.

                                 APPROVAL OF AUDITORS
                                     (PROPOSAL 5)

    Arthur Andersen LLP, independent public accountants, have been auditors for the Company since 1955. They have been reappointed by the Board of Directors, upon recommendation of its Audit Committee, as the Company's auditors for the current fiscal year, and shareholder approval of the appointment is requested. In the event the appointment of Arthur Andersen LLP is not approved by the shareholders, the Board of Directors will make another appointment to be effective at the earliest feasible time.

    A representative of Arthur Andersen LLP will be present at the Annual Meeting of Shareholders, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPOINTMENT OF ARTHUR ANDERSEN LLP.

                                SHAREHOLDER PROPOSALS

    The proxy rules of the Securities and Exchange Commission permit shareholders of a company, after timely notice to the company, to present proposals for shareholder action in the company's proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by company action in accordance with the proxy rules. The Sheldahl, Inc. 1999 Annual Meeting of Shareholders is expected to be held on or about January 13, 1999, and proxy materials in connection with that meeting are expected to be mailed on or about December 1, 1998. Shareholder proposals prepared in accordance with the proxy rules must be received by the Company on or before August 2, 1998.

                                       GENERAL

    The Board of Directors of the Company knows of no matters other than the foregoing to be brought before the meeting. However, the enclosed proxy gives discretionary authority in the event that any additional matters should be presented.

    The Company's Annual Report to Shareholders for the fiscal year ended
August 29, 1997 is being mailed to shareholders with this Proxy Statement. Shareholders may receive without charge a copy of the Company's Annual Report on Form 10-K, including financial statements and schedules thereto, as filed with the Securities and Exchange Commission, by writing to: Sheldahl, Inc., 1150 Sheldahl Road, Northfield, Minnesota 55057, Attention: John V. McManus, or by calling the Company at: (507) 663-8210.

                        By the Order of the Board of Directors


                        Gerald E. Magnuson, SECRETARY

                                     [LOGO]

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                                JANUARY 14, 1998

    The undersigned hereby appoints James E. Donaghy, Gerald E. Magnuson and James S. Womack, or any one or more of them, proxies with full power of substitution to vote in their discretion cumulatively all shares of stock of Sheldahl, Inc. of record in the name of the undersigned at the close of business on November 19, 1997, at the Annual Meeting of Shareholders to be held in Minneapolis, Minnesota on January 14, 1998, or at any adjournment or adjournments, hereby revoking all former proxies.

1.  AMENDMENT OF BYLAWS TO REDUCE THE NUMBER OF DIRECTORS TO SEVEN.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

2.  ELECTION OF DIRECTORS.

        / /  FOR all nominees listed below        / /  WITHHOLD AUTHORITY
  (except as indicated to the contrary)  to vote for all nominees listed below

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE FOR BOX AND STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

  James E. Donaghy, John G. Kassakian, Gerald E. Magnuson, William B. Miller,
             Kenneth J. Roering, Beekman Winthrop, James S. Womack

3.  PROPOSAL TO RATIFY AND APPROVE THE SHELDAHL, INC. EMPLOYEE STOCK PURCHASE
    PLAN.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

4. PROPOSAL TO RATIFY AND APPROVE AMENDMENTS TO THE SHELDAHL, INC. 1994 STOCK PLAN.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

5. PROPOSAL TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

6.  IN THEIR DISCRETION UPON ANY OTHER MATTERS COMING BEFORE THE MEETING.

    THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED ON PROPOSALS (1), (2),
(3), (4) AND (5) IN ACCORDANCE WITH THE SPECIFICATIONS MADE AND "FOR" SUCH PROPOSALS IF THERE IS NO SPECIFICATION.

                                             Dated: ________________________, 19
                                             ___________________________________
                                             ___________________________________
                                             Please sign name(s) exactly as
                                             shown at left. When signing as
                                             executor, administrator, trustee or
                                             guardian, give full title as such;
                                             when shares have been issued in
                                             names of two or more persons, all
                                             should sign.

                                                       Effective January 1, 1998

                                    SHELDAHL, INC.
                             EMPLOYEE STOCK PURCHASE PLAN

    1. ESTABLISHMENT OF PLAN. SHELDAHL, INC. (hereinafter referred to as the "Company") proposes to grant to certain employees of the Company the opportunity to purchase common stock of the Company. Such common stock shall be purchased pursuant to the plan herein set forth which shall be known as the "SHELDAHL, INC. EMPLOYEE STOCK PURCHASE PLAN" (hereinafter referred to as the "Plan"). The Company intends that the Plan shall qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended, and shall be construed in a manner consistent with the requirements of said Section 423 and the regulations thereunder.

    2. PURPOSE. The Plan is intended to encourage stock ownership by employees of the Company and any of its Subsidiaries to which the Company and such respective Subsidiaries by action of their Boards of Directors shall make this Plan applicable. The Plan is further intended as an incentive to them to remain in employment, improve operations, increase profits, and contribute more significantly to the Company's success, and to permit the Company to compete with other corporations offering similar plans in obtaining and retaining the services of competent employees.

    3.   ADMINISTRATION.

         (a) The Plan shall be administered by a stock purchase committee (hereinafter referred to as the "Committee"), consisting of two or more directors or employees of the Company, as designated by the Board of Directors of the Company (hereinafter referred to as the "Board of Directors"). The Board of Directors shall fill all vacancies in the Committee and may remove any member of the Committee at any time, with or without cause.

         (b) Unless the Board of Directors limits the authority delegated to the Committee in its appointment, the Committee shall be vested with full authority to make, administer, and interpret such rules and regulations as it deems necessary to administer the Plan. For all purposes of this Plan other than this Paragraph 3(b), references to the Committee shall also refer to the Board of Directors.

         (c) The Committee shall select its own chairman and hold its meetings at such times and places as it may determine. All determinations of the Committee shall be made by a majority of its members. Any decision which is made in writing and signed by a majority of the members of the Committee shall be effective as fully as though made by a majority vote at a meeting duly called and held.

         (d) The determinations of the Committee shall be made in accordance with its judgment as to the best interests of the Company, its employees and its shareholders and in accordance with the purposes of the Plan; provided, however, that the provisions of the

    Plan shall be construed in a manner consistent with the requirements of
    Section 423 of the Internal Revenue Code, as amended. Such determinations shall be binding upon the Company and the participants in the Plan unless otherwise determined by the Board of Directors.

         (e) The Company shall pay all expenses of administering the Plan. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it. The Company shall indemnify each member of the Committee against any and all claims, loss, damages, expenses (including counsel fees approved by the Committee), and liability (including any amounts paid in settlement with the Committee's approval) arising from any loss or damage or depreciation which may result in connection with the execution of his or her duties or the exercise of his or her discretion, or from any other action or failure to act hereunder, except when the same is judicially determined to be due to gross negligence or willful misconduct of such member.

    4.   DURATION AND PERIODS OF THE PLAN.

         (a) The Plan will commence on January 1, 1998 or such later date specified by the Committee, and will terminate January 1, 2003, except that any Period commenced prior to such termination shall, if necessary, be allowed to continue beyond such termination until completion. Notwithstanding the foregoing, this Plan shall be considered of no force or effect and any options granted shall be considered null and void unless the holders of a majority of all of the issued and outstanding shares of the common stock of the Company approve the Plan within twelve months after the date of its adoption by the Board of Directors.

         (b) The Plan shall be carried out in one or more Periods, each Period being for a period of six months, or such shorter or longer period of time as may be determined by the Committee prior to the commencement of a Period. No Period shall run concurrently with any other Period but a Period may commence immediately after the termination of the preceding Period. The existence and date of commencement of a Period (the "Commencement Date") shall be determined by the Committee and shall terminate on a date (the "Termination Date") which is not more than one year from a Commencement Date, provided that the commencement of the first Period shall be within six months before or twelve months after the date of approval of the Plan by the shareholders of the Company. In the event all of the stock reserved for grant of options hereunder is issued pursuant to the terms hereof prior to the commencement of one or more Periods scheduled by the Committee or the number of shares remaining is so small, in the opinion of the Committee, as to render administration of any succeeding Period impracticable, such Period or Periods shall be canceled. Periods shall be numbered successively as Period 1, Period 2, Period 3, etc.

         (c) The Board of Directors may elect to accelerate the Termination Date of any Period effective on the date specified by the Board of Directors in the event of (i) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares would be converted into cash, securities or other property, other than a merger of the Company in which shareholders immediately prior to the merger have the same proportionate ownership of stock in the surviving corporation immediately after the merger; or (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company. Subject to any required action by the shareholders, if the Company shall be involved in any merger or consolidation, in which it is not the surviving corporation, and if the Board of Directors does not accelerate the Termination Date of the Period, each outstanding option shall pertain to and apply to the securities or other rights to which a holder of the number of shares subject to the option would have been entitled.

         (d) A dissolution or liquidation of the Company shall cause each outstanding option to terminate, provided in such event that, immediately prior to such dissolution or liquidation, each Participant shall be repaid the payroll deductions credited to his account without interest.

    5. ELIGIBILITY. All Employees, as defined in Paragraph 18 hereof, who have completed six or more months of employment with the Company prior to the Commencement Date of a Period shall be eligible to participate in such Period.

    6. PARTICIPATION. Participation in the Plan is voluntary. An eligible Employee may elect to participate in the Plan, and thereby become a "Participant" in the Plan, by completing the Enrollment Form provided by the Company and delivering it to the Company or its designated representative at least five days prior to an Enrollment Date and five days prior to the Commencement Date of that Period. The Enrollment Date shall be established by the Committee, which shall be no less often than annual and shall coincide with one, but need not coincide with each, Commencement Date. Payroll deductions for a Participant shall commence on the first payday after the Commencement Date of the Period and shall terminate on the last payday immediately prior to or coinciding with the Termination Date of that Period unless sooner terminated by the Participant as provided in Paragraph 9 hereof. A Participant who ceases to be an eligible Employee, although still employed by the Company, thereupon shall be deemed to discontinue his or her participation in the Plan and shall have the rights provided in Section 9.

    7.   PAYROLL DEDUCTIONS.

         (a) Upon enrollment, a Participant shall elect to make contributions to the Plan by payroll deductions (in full dollar amounts and in amounts calculated to be as uniform as practicable throughout the period of the Period), in the aggregate amount not in excess of seven percent (7%) of such Participant's Pay (as determined in accordance with Paragraph 18 hereof) for the term of the Period. The minimum authorization shall be two percent (2%) of a Participant's Pay per pay period.

         (b) In the event of a change in the pay period of any Participant, such as from bi-weekly to monthly, an appropriate adjustment shall be made to the deduction in each new pay period so as to ensure the deduction of the proper amount authorized by the Participant.

         (c) A Participant may discontinue his participation in the Period and terminate his payroll deduction authorized at such times as determined by the Committee and shall have the rights provided in Section 9. No change can be made during a Period of the Plan which would either change the time or increase or decrease the rate of his payroll deductions.

         (d) All payroll deductions made for Participants shall be credited to their respective accounts under the Plan. A Participant may not make any separate cash payments into such account.

    8.   OPTIONS.

         (a)  GRANT OF OPTION.

              (i) A Participant who is employed by the Company as of the Commencement Date of a Period shall be granted an option as of such date to purchase a number of full and fractional shares of Company common stock to be determined by dividing the total amount to be credited to that Participant's account under Paragraph 7 hereof by the option price set forth in Paragraph 8(a)(ii)(A) hereof, subject to the limitations of Paragraph 10 hereof.

              (ii) The option price for such shares of common stock shall be the lower of:

                   A. Eighty-five percent (85%) of the Fair Market Value of such shares of common stock on the Commencement Date of the Period; or

                   B. Eighty-five percent (85%) of the Fair Market Value of such shares of common stock on the Termination Date of the Period.

              (iii) Stock options granted pursuant to the Plan may be evidenced by agreements in such form as the Committee shall approve, provided that all Employees shall have the same rights and privileges and provided further that such options shall comply with and be subject to the terms and conditions set forth herein. The Committee may conclude that agreements are not necessary.

              (iv) Anything herein to the contrary notwithstanding, no Employee shall be granted an option hereunder:

                   A. Which permits his rights to purchase stock under all employee stock purchase plans of the Company, its Subsidiaries or its parent, if any, to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) of the Fair Market Value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time; or

                   B. If immediately after the grant such Employee would own and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company, its parent, if any, or of any subsidiary of the Company. For purposes of determining stock ownership under this Paragraph, the rules of Section 424(d) of the Internal Revenue Code, as amended, shall apply.

              (v) The grant of an option pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

         (b)  EXERCISE OF OPTION.

              (i) Unless a Participant gives written notice to the Company pursuant to Paragraph 9 prior to the Termination Date of a Period, his option for the purchase of shares will be exercised automatically for him as of such Termination Date for the purchase of the number of full and fractional shares of Company common stock which the accumulated payroll deductions in his account at that time will purchase at the applicable option price, but in no event shall the number of full and fractional shares be greater than the number of full and fractional shares to which a Participant would have been eligible to purchase under Section 8(a)(i), and subject to the limitations set forth in Paragraph 10 hereof.

              (ii) The Company shall, in addition, return to the Participant a cash payment equal to the balance, if any, in his account which was not used for the purchase of common stock, without interest, as promptly as practicable after the Termination Date of any Period.

              (iii) The Committee may appoint a registered broker dealer to act as agent for the Company in holding and performing ministerial duties in connection with the Plan, including, but not limited to, maintaining records of stock ownership by Participants and holding stock in its own name for the benefit of the Participants. No trust or escrow arrangement shall be express or implied by the exercise of such duties by the agent. A Participant may, at any time, request of the agent that any shares allocated to the Participant be registered in the name of the Participant or in joint tenancy with the Participant, in which event the agent shall issue a certificate for the whole number of shares in the name of the Participant (and his joint tenant, if any) and shall deliver to the Participant any cash for fractional shares, based on the then Fair Market Value of the shares on the date of issuance.

         (c) DIVIDEND REINVESTMENT. Unless the Committee designates otherwise, and except as provided in this section, dividends on a Participant's shares will automatically be reinvested in additional shares of stock of the Company. If a Participant desires to receive dividends in the form of cash, he must request that a certificate for such shares be issued in the name of the Participant by filing an appropriate form with the Company. Any shares purchased through the reinvestment of dividends may be issued from the shares authorized under this Plan or purchased on the open market, as directed by the Committee. If the shares are purchased directly from the Company, the purchase price shall be the Fair Market Value of a share or the date such dividends are paid. Otherwise, the purchase price may be an average of shares purchased on the open market with the aggregate amount of dividends.

    9.   WITHDRAWAL OR TERMINATION OF PARTICIPATION.

         (a) A Participant may, at any time prior to the Termination Date of a Period, withdraw all payroll deductions then credited to his account by giving written notice to the Company. Promptly upon receipt of such notice of withdrawal, all payroll deductions credited to the Participant's account will be paid to him without interest accrued thereon and no further payroll deductions will be made during the Period. In such event, the option granted the Participant under that Period of the Plan shall lapse immediately. Partial withdrawals of payroll deductions hereunder may not be made.

         (b) Notwithstanding the provisions of Section 8(a) above, if a Participant files reports pursuant to Section 16 of the Securities Exchange Act of 1934 (at the Commencement Date of a Period or becomes obligated to file such reports during a Period) then such a Participant shall not have the right to withdraw all or a portion of the accumulated payroll deductions except in accordance with Sections 8(c) and (d) below.

         (c) In the event of the death of a Participant, the person or persons specified in Paragraph 14 may give notice to the Company within sixty days of the death of the Participant electing to purchase the number of full shares which the accumulated payroll deductions in the account of such deceased Participant will purchase at the option price specified in Paragraph 8(a)(ii) and have the balance in the account distributed in cash without interest accrued thereon to the person or persons specified in Paragraph 14. If no such notice is received by the Company within said sixty days, the accumulated payroll deductions will be distributed in full in cash without interest accrued thereon to the person or persons specified in Paragraph 14.

         (d) Upon termination of Participant's employment for any reason other than death of the Participant, the payroll deductions credited to his account, without interest, shall be returned to him.

         (e) The Committee shall be entitled to make such rules, regulations and determination as it deems appropriate under the Plan in respect of any leave of absence taken by or disability of any Participant. Without limiting the generality of the foregoing, the Committee shall be entitled to determine:

              (i) whether or not any such leave of absence shall constitute a termination of employment for purposes of the Plan; and

              (ii) the impact, of any, of any such leave of absence on options under the Plan theretofore granted to any Participant who takes such leave of absence.

         (f) A Participant who discontinues his participation during a Period shall not be permitted to recommence participation until the next Enrollment Date. A Participant's withdrawal will not have any effect upon his eligibility to participate in any succeeding Period of the Plan that commences after the next Enrollment Date or in any similar plan which may hereafter be adopted by the Company.

    10.  STOCK RESERVED FOR OPTIONS.

         (a) The maximum number of shares of the Company's common stock to be issued upon the exercise of options to be granted under the Plan shall be Two Hundred Fifty Thousand (250,000). Such shares may, at the election of the Board of Directors, be either treasury shares, shares authorized but not issued or shares acquired in the open market by the Company. Shares subject to the unexercised portion of any lapsed or expired option may again be subject to option under the Plan.

         (b) If the total number of shares of the Company common stock for which options are to be granted for a given Period as specified in Paragraph 8 exceeds the number of shares then remaining available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding) and if the Committee does not elect to cancel such Period pursuant to Paragraph 4, the Committee shall make a pro rata allocation of the shares remaining available in as uniform and equitable a manner as it shall consider practicable. In such event, the options to be granted and the payroll deductions to be made pursuant to the Plan which would otherwise be effected may, in the discretion of the Committee, be reduced accordingly. The Committee shall give written notice of such reduction to each Participant affected.

         (c) The Participant (or a joint tenant named pursuant to Paragraph 10(d) hereof) shall have no rights as a shareholder with respect to any shares subject to the Participant's option until the date of the issuance of a stock certificate evidencing such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such stock certificate is actually issued, except as otherwise provided in Paragraph 12 hereof.

         (d) The shares of the Company common stock to be delivered to a Participant pursuant to the exercise of an option under the Plan will be registered in the name of the Participant or, if the Participant so directs by written notice to the Committee prior to the Termination Date of that Period of the Plan, in the names of the Participant and one other person the Participant may designate as his joint tenant with rights of survivorship, to the extent permitted by law.

    11. ACCOUNTING AND USE OF FUNDS. Payroll deductions for each Participant shall be credited to an account established for him under the Plan. Such account shall be solely for bookkeeping purposes and no separate fund or trust shall be established hereunder and the Company shall not be obligated to segregate such funds. All funds from payroll deductions received or held by the Company under the Plan may be used, without limitation, for any corporate purpose by the Company.

    12.  ADJUSTMENT PROVISION.

         (a) Subject to any required action by the shareholders of the Company, the number of shares covered by each outstanding option, and the price per share thereof in each such option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of the Company common stock resulting from a subdivision or consolidation of shares or the payment of a share dividend (but only on the shares) or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company.

         (b) In the event of a change in the shares of the Company as presently constituted, which is limited to a change of all its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the shares within the meaning of this Plan.

         (c) To the extent that the foregoing adjustments relate to shares or securities of the Company, such adjustments shall be made by the Committee, and its determination in that respect shall be final, binding and conclusive, provided that each option granted pursuant to this Plan shall not be adjusted in a manner that causes the option to fail to continue to qualify as an option issued pursuant to an "employee stock purchase plan" within the meaning of Section 423 of the Code.

         (d) Except as hereinbefore expressly provided in this Paragraph 12, the optionee shall have no right by reason of any subdivision or consolidation of shares of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of any class or by reason of any dissolution, liquidation, merger, or consolidation or spin-off of assets or stock of another corporation, and any issue by the Company of shares of any class, or securities convertible into shares of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to the option.

    13.  NON-TRANSFERABILITY OF OPTIONS.

         (a) Options granted under any Period of the Plan shall not be transferable except under the laws of descent and distribution and shall be exercisable only by the Participant during his lifetime and after his death only by his beneficiary of the representative of his estate as provided in Paragraph 9(b) hereof.

         (b) Neither payroll deductions credited to a Participant's account, nor any rights with regard to the exercise of an option or to receive common stock under any Period of the Plan may be assigned, transferred, pledged or otherwise disposed of in any way by the Participant. Any such attempted assignment, transfer, pledge or other disposition shall be null and void and without effect, except that the Company may, at its option, treat such act as an election to withdraw funds in accordance with Paragraph 9.

    14. DESIGNATION OF BENEFICIARY. A Participant may file a written designation of a beneficiary who is to receive any cash to the Participant's credit without interest thereon under any Period of the Plan in the event of such Participant's death prior to exercise of his option pursuant to Paragraph 9(b) hereof, or to exercise his option and become entitled to any stock and/or cash upon such exercise in the event of the Participant's death prior to exercise of the option pursuant to Paragraph 9(b) hereof. The beneficiary designation may be changed by the Participant at any time upon receipt of a written notice by the Company.

    Upon the death of a Participant and upon receipt by the Company of proof deemed adequate by it of the identity and existence at the Participant's death of a beneficiary validly designated under the Plan, the Company shall in the event of the Participant's death under the circumstances described in Paragraph 9(b) hereof, allow such beneficiary to exercise the Participant's option pursuant to Paragraph 9(b) if such beneficiary is living on the Termination Date of the Period and deliver to such beneficiary the appropriate stock and/or cash after exercise of the option. In the event there is not validly designated beneficiary under the Plan who is living at the time of the Participant's death under the circumstances described in Paragraph 9(b) or in the event the option lapses, the Company shall deliver the cash credited to the account of the Participant without interest to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed to the knowledge of the Company, it may, in its discretion, deliver such cash to the spouse (or, if no surviving spouse, to any one or more children of the Participant), or if no spouse or child is known to the Company, then to such relatives of the Participant known to the Company as would be entitled to such amounts, under the laws of intestacy in the deceased Participant's domicile as though named as the designated beneficiary hereunder. The Company will not be responsible for or be required to give effect to the disposition of any cash or stock or the exercise of any option in accordance with any will or other testamentary disposition made by such Participant or in accordance with the provision of any law concerning intestacy, or otherwise. No designated beneficiary shall, prior to the death of a Participant by whom he has been designated, acquire any interest in any stock or in any option or in the cash credited to the Participant under any Period of the Plan.

    15. AMENDMENT AND TERMINATION. The Plan may be terminated at any time by the Board of Directors provided that, except as permitted in Paragraph 4(c) with respect to an acceleration of the Termination Date of any Period, no such termination will take effect with respect to any options then outstanding.
Also, the Board may, from time to time, amend the Plan as it may deem proper and in the best interests of the Company or as may be necessary to comply with
Section 423 of the Internal Revenue Code of 1986, as amended, or other applicable laws or regulations; provided, however, that no such amendment shall, without prior approval of the shareholders of the Company (1) increase the total number of shares for which options may be granted under the Plan (except as provided in Paragraph 12 herein), (2) permit aggregate payroll deductions in excess of ten percent (10%) of a Participant's compensation as of the Commencement Date of a Period, or (3) impair any outstanding option.

    16. NOTICES. All notices or other communications in connection with the Plan or any Period thereof shall be in the form specified by the Committee and shall be deemed to have been duly given when received by the Participant or his designated personal representative or beneficiary or by the Company or its designated representative, as the case may be.

    17. PARTICIPATION OF SUBSIDIARIES. The Employees of any Subsidiary of the Company shall be entitled to participate in the Plan on the same basis as Employees of the Company, unless the Board of Directors determines otherwise. Effective as of the date of coverage of any Subsidiary, any references herein to the "Company" shall be interpreted as referring to such Subsidiary as well as to SHELDAHL, INC.

    In the event that any Subsidiary which is covered under the Plan ceases to be a Subsidiary of SHELDAHL, INC., the employees of such Subsidiary shall be considered to have terminated their employment for purposes of Paragraph 9 hereof as of the date such Subsidiary ceases to be such a Subsidiary.

    18.  DEFINITIONS.

         (a) "Subsidiary" shall include any corporation defined as a subsidiary of the Company in Section 424(f) of the Internal Revenue Code of 1986, as amended.

         (b) "Employee" shall mean any employee, including an officer, of the Company who as of the day immediately preceding the Commencement Date of a Period is customarily employed by the Company for more than twenty hours per week and more than five months in a calendar year.

         (c) "Fair Market Value" shall mean, if the common stock of the Company is registered, the Fair Market Value of the shares shall be the closing price of the stock on the applicable date or the nearest prior business day on which trading occurred on the NASDAQ National Market. If the common stock is not registered, the Fair Market Value of shares of common stock of the Company shall be determined by the Committee for each valuation date in a manner acceptable under Section 423 of the Internal Revenue Code of 1986.

         (d) "Pay" shall mean the regular or base salary or wages, bonuses, overtime and shift premiums received by the Participant during the Period, including salary reduction contributions by the Participant under any plan of the Employer pursuant to Code Sections 125 or 401(k).

    19.  MISCELLANEOUS.

         (a) NO EMPLOYMENT RIGHTS. The Plan shall not, directly or indirectly, create any right for the benefit of any Employee or class of Employees to purchase any shares under the Plan, or create in any Employee or class of Employees any right with respect to continuation of employment by the Company, and it shall not be deemed to interfere in any way with the Company's right to terminate, or otherwise modify, an Employee's employment at any time.

         (b) EFFECT OF PLAN. The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each Employee participating in the Plan, including, without limitation, such Employee's estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy, or representative of creditors of such Employee.

         (c) GOVERNING LAW. The law of the State of Minnesota will govern all matters relating to this Plan except to the extent it is superseded by the laws of the United States.

         (d) REGISTRATION AND QUALIFICATION OF SHARES. The offering of the shares hereunder shall be subject to the effecting by the Company of any registration or qualification of the shares under any federal or state law or the obtaining of the consent or approval of any governmental regulatory body which the Company shall determine, in its sole discretion, is necessary or desirable as a condition to or in connection with, the offering or the issue or purchase of the shares covered thereby. The Company shall make every reasonable effort to effect such registration or qualification or to obtain such consent or approval.

         (e) PLAN PRECONDITIONS. The Plan is expressly made subject to (i) the approval by shareholders of the Company, and (ii) at its election, the receipt by the Company from the Internal Revenue Service of a determination letter or ruling, in scope and content satisfactory to counsel, respecting the qualification of the Plan within the meaning of Section 423 of the Code. If the Plan is not so approved by the shareholders and if, at the election of the Company, the aforesaid determination letter or ruling from the Internal Revenue Service is not received on or before one year after this Plan's adoption by the Board of Directors, this Plan shall not come into effect. In such case, the accumulated payroll deductions credited to the account of each Participant shall forthwith be repaid to him without interest.

Approved by Board of Directors:  October 14, 1997.

Approved by Stockholders:  January ___, 1998.